Exhibit 3.1

SECOND AMENDED AND RESTATED
BYLAWS
OF
WESTROCK COMPANY
INCORPORATED UNDER THE LAWS OF DELAWARE
As Amended by the Board of Directors through October 27, 2022

i

ii

Section 7.5.	Independent Public Accountants	29
Section 7.6.	Waiver of Notice	29
Section 7.7.	Amendments	29
Section 7.8.	Exclusive Forum	30

iii

ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1.1.     Place of Meetings. The annual meeting of stockholders for the election of directors and all special meetings for that or for any other purpose shall be held at such time and place, either within or without the State of Delaware as may from time to time be designated by the Board of Directors (the “Board”).  The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).
Section 1.2.     Annual Meetings. The annual meeting of stockholders for elections of directors, and for the transaction of such other business as may be required or authorized to be transacted by stockholders, shall be held on such date and time as designated from time to time by the Board.  The Board may postpone, reschedule, recess or cancel any annual meeting of stockholders previously scheduled by the Board.
Section 1.3.     Special Meetings. (A)  Special meetings of stockholders for any purpose may be called at any time only (i) by a majority of the Board, by the Chair of the Board, by the President of WestRock Company (the “Corporation”) or (ii) by the Corporation if a timely request in proper written form from the holders of at least 50 percent (the “Requisite Percentage”) of the voting power of the then-outstanding common stock, par value $0.01 per share, of the Corporation is delivered to the Secretary in accordance with the requirements of this Section 1.3 (a “Special Meeting Request”). The Board may reschedule, recess or cancel any special meeting of stockholders called by the Board pursuant to the foregoing clause (i).  At any such special meeting the only business transacted shall be in accordance with the purposes specified in the notice calling such meeting.
(B)     Prior to submitting a Special Meeting Request, any stockholder(s) wishing to submit such Special Meeting Request (a “Requesting Stockholder”), who must be a stockholder of record, must first submit a request in proper written form that the Board fix a record date (a “Requested Record Date”) for the purpose of determining stockholders entitled to submit a Special Meeting Request, which request for a Requested Record Date shall be delivered to the Secretary at the principal executive offices of the Corporation.  To be in proper written form, such request shall: (i) bear the signature and the date of signature by the Requesting Stockholder and set forth the name and address of such stockholder as they appear in the Corporation’s books; (ii) include (a) a reasonably brief description of the purpose or purposes of the requested special meeting (the “Stockholder Requested Special Meeting”) and the business proposed to be conducted at the special meeting (the “Special Meeting Proposed Business”), the reasons for conducting the Special Meeting Proposed Business at the special meeting and any material interest in the Special Meeting Proposed Business of each Requesting Stockholder and (b) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Stockholders or (y) between or among any Requesting Stockholder and any other person or entity (including their names) in connection with the Stockholder Requested Special Meeting or the Special Meeting Proposed Business; and (iii) as to each Requesting Stockholder, include the information required to be set forth in a notice under Section 1.11(C)(ii) and (iii) of these bylaws (the “Bylaws”), substituting “Requesting Stockholder for “Noticing Stockholder” in each place (including in the definition of “Stockholder Associated Person”).  Within 10 business days after the Secretary receives a request to fix a Requested Record Date in compliance with this Section 1.3(B), the Board may adopt a resolution fixing a Requested Record Date for the purpose of determining the stockholders entitled to submit a Special Meeting Request, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board.  Notwithstanding anything in this Section 1.3 to the contrary, no Requested Record Date shall be fixed if the Board determines that the Special Meeting Request that would be submitted in connection with such Requested Record Date could not comply with the requirements of this Section 1.3 or otherwise does not comply with applicable law.  To be timely for purposes of this Section 1.3, a Special Meeting Request must be delivered to the Secretary at the principal executive offices of the Corporation not later than the 60th day following the Requested Record Date.  To be in proper written form for purposes of this Section 1.3, a Special Meeting Request shall include: (i) the signature and the date of signature by the Requesting Stockholder, (ii) as to each Requesting Stockholder other than a Solicited Stockholder (as defined below), the information required to be set forth in a notice under Section 1.11(C)(ii) and (iii) of these Bylaws, (iii) as to each Proposed Nominee (as defined below), if any, the information required to be set forth in a notice under Sections 1.11 and 2.5 of these Bylaws, and (iv) as to each item of Special Meeting Proposed Business, the information required to be set forth in a notice under Section 1.11 of these Bylaws.  For purposes hereof, “Solicited Stockholder” means any stockholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Proxy Rules”) by way of a definitive consent solicitation statement filed on Schedule 14C.  The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 1.3, (ii) relates to an item of business to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law, (iii) includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date or (iv) otherwise does not comply with applicable law.  Within 10 days following the date on which the Secretary has received valid Special Meeting Requests in accordance with this Section 1.3 from stockholders holding the Requisite Percentage, the Board shall fix the record date, meeting date and time, and location for the Stockholder Requested Special Meeting; provided, however, that the date of any such Stockholder Requested Special Meeting shall not be more than 90 days after the date on which valid Special Meeting Requests from stockholders holding the Requisite Percentage are delivered to the Secretary (and are not revoked).  Notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at any Stockholder Requested Special Meeting.  The record date for the Stockholder Requested Special Meeting shall be fixed in accordance with Section 6.4 of these Bylaws, and the Board shall provide notice of the Stockholder Requested Special Meeting in accordance with Section 1.4 of these Bylaws.

(C)     A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting.  If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders holding less than the Requisite Percentage have delivered to the Secretary, and not revoked, Special Meeting Requests: (i) if the notice of meeting has not already been mailed to stockholders, the Secretary shall refrain from mailing the notice of the Stockholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to stockholders, the Secretary shall revoke the notice of the meeting.  If, subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the preceding sentence (but in any event on or prior to the 60th day after the Requested Record Date), the Secretary has received Special Meeting Requests from stockholders holding the Requisite Percentage, then, at the Board’s option, either (x) the original record date, meeting date and time, and location for the Stockholder Requested Special Meeting set in accordance with Section 1.3(B) above shall apply with respect to the Stockholder Requested Special Meeting or (y) the Board may disregard the original record date, meeting date and time, and location for the Stockholder Requested Special Meeting from those originally set in accordance with Section 1.3(B) above and, within 10 days following the date on which the Secretary has received the Special Meeting Requests from stockholders holding the Requisite Percentage, set a new record date, meeting date and time, and location for the Stockholder Requested Special Meeting (and in such case notice of the Stockholder Requested Special Meeting shall be given in accordance with Section 1.4 of these Bylaws).

(D)     Notwithstanding anything in these Bylaws to the contrary, the Corporation shall not be required to call a special meeting except in accordance with this Section 1.3.  If the Board determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 1.3, or determines that the Requesting Stockholder requesting that the Board fix such Requested Record Date or making the Special Meeting Request have not otherwise complied with this Section 1.3, then the Board shall not be required to fix such Requested Record Date or to call and hold a special meeting of stockholders. In addition to the requirements of this Section 1.3, each Requesting Stockholder and stockholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Requested Record Date or any Special Meeting Request.  If none of the Requesting Stockholders, or a Qualified Representative (as defined below) thereof, who submitted the Special Meeting Request appears at the Stockholder Requested Special Meeting to present any of the Special Meeting Proposed Business, the Chair of the Meeting (as defined below) need not present such Special Meeting Proposed Business for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
Section 1.4.     Notice of Meetings. Except as may otherwise be provided by statute or the Certificate of Incorporation, the Secretary or an Assistant Secretary shall cause written notice of the place, date and hour for holding each annual and special meeting of stockholders to be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing the notice, postage prepaid, to the stockholder at such stockholder’s post office address as it appears on the records of the Corporation. Notice of each special meeting shall contain a statement of the purpose or purposes for which the meeting is called. Except as otherwise provided by statute, when a meeting of stockholders is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), no notice of the adjourned meeting need be given if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting which is being adjourned, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws and applicable law.

Section 1.5.     Postponement, Adjournment and Recess. Any previously scheduled annual or special meeting of stockholders may be postponed by resolution of the Board, upon public notice given prior to the date scheduled for such meeting.
Any meeting of stockholders of the Corporation may be adjourned from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, if a quorum is not present, or adjourned or recessed by any officer entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting in accordance with the requirements of Section 1.4 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
Section 1.6.     Quorum. The holders of shares of the outstanding stock of the Corporation representing a majority of the total votes entitled to be cast at any meeting of stockholders, if present in person or by proxy, shall constitute a quorum for the transaction of business unless a larger proportion shall be required by statute or the Certificate of Incorporation. The Chair of the Meeting of a meeting of stockholders may adjourn such meeting from time to time, whether or not there is a quorum of stockholders at such meeting. In the absence of a quorum at any stockholders’ meeting, either the Chair of the Meeting or the stockholders present in person or by proxy and entitled to vote may, by majority vote, adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. The lack of the required quorum at any meeting of stockholders for action upon any particular matter shall not prevent action at such meeting upon other matters which may properly come before the meeting, if the quorum required for taking action upon such other matters shall be present. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
Section 1.7.     Organization and Conduct of Meetings. The Chair of the Board shall call meetings of the stockholders to order and shall act as chair of the meeting (the “Chair of the Meeting”). In the event of the absence or disability of the Chair of the Board, the lead independent director (the “Lead Independent Director”) (if any), or in the event of his or her absence or disability, the President, or in the event of his or her absence or disability, one of the Executive Vice Presidents (in order of first designation as an Executive Vice President) present, or in the absence of all Executive Vice Presidents, one of the Senior Vice Presidents (in order of first designation as a Senior Vice President) present, or in the absence also of all Senior Vice Presidents, one of the Vice Presidents (in order of first designation as a Vice President) present, shall call meetings of the stockholders to order and shall act as Chair of the Meeting.

The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the Chair of the Meeting shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting (consistent with Section 1.5 above), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chair of the Meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the Chair of the Meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the Chair of the Meeting may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.  The Chair of the Meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the Chair of the Meeting should so determine, the Chair of the Meeting shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board or the Chair of the Meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
The Secretary of the Corporation, or any person appointed by the Chair of the Meeting, shall act as Secretary of the meeting of stockholders.

Section 1.8.     Inspectors of Election; Opening and Closing the Polls. The Board in advance of any meeting of stockholders shall appoint one or more inspectors of election to act at such meeting or any adjournment thereof. In the event of the failure of the Board to make such appointments, or if any inspector shall for any reason fail to attend or to act at any meeting, or shall for any reason cease to be an inspector before completion of his or her duties, the appointments shall be made by the Chair of the Meeting.  Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
The Chair of the Meeting or his or her designee shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
Section 1.9.     Voting. At each meeting of the stockholders, each stockholder entitled to vote thereat shall, except as otherwise provided in the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of the stock of the Corporation registered in his or her name on the books of the Corporation on the date fixed pursuant to Section 6.4 of these Bylaws as the record date fixed for such meeting.
At each meeting of the stockholders at which a quorum is present, all matters (except as otherwise provided in Section 2.3 or Section 7.7 of these Bylaws, in the Certificate of Incorporation, or by statute) shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter.
The Board, in its discretion, or the officer of the Corporation presiding at the meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be by written ballot.
Section 1.10.     Meeting Required. Any action by stockholders of the Corporation shall be taken at a meeting of stockholders and no corporate action may be taken by written consent of stockholders entitled to vote upon such action.
Section 1.11.     Advance Notice of Proposals and Director Nominations. (A)  The proposal of business and  nominations of individuals for election to the Board (each individual so nominated, a “Proposed Nominee,” and which nominations are additionally governed by Section 2.5 of these Bylaws) to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of advance notice (“Notice”) of such Proposed Business or nomination(s) provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11.  For the avoidance of doubt, compliance with the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act), at an annual meeting of stockholders.

(B)     For business or nominations of individuals for election to the Board to be properly brought before an annual meeting by a stockholder (such stockholder, a “Noticing Stockholder”) pursuant to clause (c) of the first paragraph of this Section 1.11, the Noticing Stockholder must have given timely Notice thereof in writing to the Secretary of the Corporation and such business (the “Proposed Business”) must otherwise be a proper matter for stockholder action. To be timely, a Noticing Stockholder’s Notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such Notice by the Noticing Stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the seventh day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement or rescheduling of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s Notice as described above.
(C)     Such Noticing Stockholder’s Notice shall set forth:
(i) as to any Proposed Business that the Noticing Stockholder and each Stockholder Associated Person (as defined below) proposes to bring before the meeting, (a) a brief description of the Proposed Business desired to be brought before the meeting, the reasons for conducting such Proposed Business at the meeting and any material interest in such Proposed Business of such Noticing Stockholder and each Stockholder Associated Person and (b) a description of all agreements, arrangements and understandings between such Noticing Stockholder or any Stockholder Associated Person, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such Proposed Business by such Noticing Stockholder; and

(ii) as to the Noticing Stockholder and each Stockholder Associated Person: (i) the name and address of such Noticing Stockholder and each Stockholder Associated Person, as they appear on the Corporation’s books, and (ii) (A) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation which are, directly or indirectly, owned beneficially and of record (specifying the type of ownership) by such Noticing Stockholder or any Stockholder Associated Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Noticing Stockholder and each Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Stockholder and any of the Stockholder Associated Persons or (II) between or among such Noticing Stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Stockholder or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), (y) any understanding, written or oral, that such Noticing Stockholder or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee, the Proposed Business, or other business, or other action to be taken, by such Noticing Stockholder or any Stockholder Associated Person, and (z) any pledge by such Noticing Stockholder or any Stockholder Associated Person with respect to any of such securities, (D) a complete and accurate description of all agreements, arrangements or understandings, written or oral (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements), that have been entered into by, or on behalf of, such Noticing Stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act, (E) any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Noticing Stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Noticing Stockholder or any Stockholder Associated Person, (H) any direct or indirect interest of such Noticing Stockholder or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (I) a description of any material interest of such Noticing Stockholder or any Stockholder Associated Person in the Proposed Business proposed by such Noticing Stockholder, if any, (J) a representation that (1) neither such Noticing Stockholder nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (2) such Noticing Stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.11, (K) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such Noticing Stockholder or any Stockholder Associated Person may be entitled, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such Notice, including, without limitation, any such interests held by members of such Noticing Stockholder’s and any Stockholder Associated Person’s immediate family sharing the same household (which information shall be supplemented by such Noticing Stockholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (L) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Stockholder or any Stockholder Associated Person, or such Noticing Stockholder’s or any Stockholder Associated Person’s associates (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such Noticing Stockholder, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D, (M) a certification that such Noticing Stockholder and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Stockholder’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Noticing Stockholder or Stockholder Associated Person is or has been a stockholder of the Corporation except as otherwise disclosed to the Corporation pursuant hereto, and (N) (1) if the Noticing Stockholder or any Stockholder Associated Person is not a natural person, the identity of each natural person associated with such Noticing Stockholder and/or any Stockholder Associated Person responsible for the formulation of and decision to propose the Proposed Business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Stockholder or any Stockholder Associated Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Stockholder to propose such Proposed Business or nomination to be brought before the meeting and (2) if the Noticing Stockholder submitting a Notice to the Corporation is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Stockholder and/or any Stockholder Associated Person to propose such Proposed Business or nomination to be brought before the meeting;

(iii) any other information relating to such Noticing Stockholder or any Stockholder Associated Person, or such Noticing Stockholder’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the Proxy Rules and all information required to be provided to the Corporation pursuant to Rule 14a-19(b);
(iv) a representation that such Noticing Stockholder intends to appear in person or cause a Qualified Representative (as defined below) of such Noticing Stockholder to appear in person at the meeting to bring such Proposed Business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Stockholder (or a Qualified Representative of such Noticing Stockholder) does not appear to present such Proposed Business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such Proposed Business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(v) a complete and accurate description of any pending or, to such Noticing Stockholder’s or Stockholder Associated Person’s knowledge, threatened legal proceeding in which such Noticing Stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such Noticing Stockholder’s or Stockholder Associated Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Stockholder or any Stockholder Associated Person to support the nomination(s) or Proposed Business submitted by such Noticing Stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
(vii) a representation from such Noticing Stockholder as to whether such Noticing Stockholder or any Stockholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or Proposed Business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(D)     A Noticing Stockholder shall update such Noticing Stockholder’s Notice provided under the foregoing provisions of this Section 1.11, if necessary, such that the information provided or required to be provided in such Notice shall be true and correct as of (i) the record date for determining the stockholders entitled to receive notice of the meeting and (ii) the date that is 10 business days prior to the meeting (or any postponement, rescheduling, recess or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (i)) and (y) not later than the close of business seven business days prior to the date for the meeting or, if practicable, any postponement, rescheduling, recess or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled, recessed or adjourned) (in the case of an update required to be made pursuant to clause (ii)), (II) be made only to the extent that information has changed since such Noticing Stockholder’s prior submission and (III) clearly identify the information that has changed since such Noticing Stockholder’s prior submission.  For the avoidance of doubt, any information provided pursuant to this Section 1.11(D) shall not be deemed to cure any deficiencies or inaccuracies in a Notice previously delivered pursuant to this Section 1.11 and shall not extend the time period for the delivery of Notice pursuant to this Section 1.11. If a Noticing Stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.11.

(E)     If any information submitted pursuant to this Section 1.11 by any Noticing Stockholder proposing Proposed Business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 1.11.  Any such Noticing Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 1.11 (including if any Noticing Stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to this Section 1.11) within two business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Stockholder.  Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Noticing Stockholder shall provide, within seven business days after delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Stockholder pursuant to this Section 1.11 and (ii) a written affirmation of any information submitted by such Noticing Stockholder pursuant to this Section 1.11 as of an earlier date.  If a Noticing Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 1.11.
(F)     Only such business and consideration of Proposed Nominees shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11 (and in the case of Proposed Nominees, also in accordance with Section 2.5), or by the Board. Except as otherwise provided by law, the Chair of the Meeting shall have the power and duty to determine whether any Proposed Business to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 1.11 and, if any Proposed Business is not in compliance with this Section 1.11, to declare that such defective proposal shall be disregarded.

(G)     Notwithstanding the foregoing provisions of this Section 1.11, a Noticing Stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules, or (iii) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(H)     Any written notice, supplement, update or other information required to be delivered by a Noticing Stockholder to the Corporation pursuant to this Section 1.11 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.
(I)      Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the Noticing Stockholder (or a Qualified Representative of the Noticing Stockholder) proposing a Proposed Nominee for director or Proposed Business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or Proposed Business, such proposed nomination shall be disregarded or such Proposed Business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or Proposed Business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(J)     For purposes of these Bylaws, (i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act, (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act, (iii) “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (iv) a “Qualified Representative” of a Noticing Stockholder means (I) a duly authorized officer, manager or partner of such Noticing Stockholder or (II) a person authorized by a writing executed by such Noticing Stockholder (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Stockholder to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders, and (v) “Stockholder Associated Person” shall mean, with respect to a Noticing Stockholder and if different from such Noticing Stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Stockholder is providing notice of any nomination or Proposed Business, (I) any person directly or indirectly controlling, controlled by or under common control with such Noticing Stockholder, (II) any member of the immediate family of such Noticing Stockholder or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Stockholder or other Stockholder Associated Person to be acting in concert with, such Noticing Stockholder or any other Stockholder Associated Person with respect to the stock of the Corporation, (IV) any affiliate or associate of such Noticing Stockholder or any other Stockholder Associated Person, (V) if such Noticing Stockholder is not a natural person, any Responsible Person, (VI) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Stockholder or any other Stockholder Associated Person with respect to any Proposed Business or nominations, as applicable, (VII) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Stockholder or any other Stockholder Associated Person (other than a stockholder that is a depositary) and (VIII) any Proposed Nominee.

ARTICLE II
BOARD OF DIRECTORS
Section 2.1.     General Powers, Number, Qualifications and Term of Office. The business and property of the Corporation shall be managed and controlled by the Board. The Board shall consist of a number of directors to be determined from time to time only by resolution adopted by the Board.
At each annual meeting of the stockholders of the Corporation, directors elected to succeed those directors whose terms then expire shall hold office for a term expiring at the next succeeding annual meeting of stockholders after their election. Each director of the Corporation shall hold office as provided above and until his or her successor shall have been duly elected and qualified.
Section 2.2.     [Reserved.]
Section 2.3.     Election of Directors; Vacancies; New Directorships. Subject to Section 2.1 of this Article, directors shall be elected annually in the manner provided in these Bylaws. At each annual or special meeting of the stockholders for the election of directors, at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast, provided that if as of a date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2.3, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. The Nominating and Corporate Governance Committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Chair of the Board (or to the Secretary if such director is the Chair of the Board) for consideration by the Nominating and Corporate Governance Committee. Any vacancies on the Board caused by death, removal, resignation or any other cause and any newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority of the directors then in office, even though less than a quorum, at any regular or special meeting of the Board, and any director so elected shall hold office for the remainder of the term that was being served by the director whose absence creates the vacancy, or, in the case of a vacancy created by an increase in the number of directors, a term expiring at the next annual meeting of stockholders, and in each case until such director’s successor shall have been duly elected and qualified.
Section 2.4.     Removal of Directors. Any director may be removed without cause, at any time, by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a special meeting of stockholders duly called and held for the purpose or at an annual meeting of stockholders.

Section 2.5.     Nominations for Election of Directors; Solicitations Subject to the Universal Proxy Rules. (A)  Nominations for the election of directors may be made by (a) the Board or (b) any stockholder of the Corporation who (i) is a stockholder of record at the time of the giving of the Notice provided for in this Section 2.5 through the date of such annual meeting, (ii) is entitled to vote at such annual meeting and (iii) complies with the notice procedures set forth in this Section 2.5.  In addition to any other applicable requirements, for nominations to be properly brought by such a Noticing Stockholder, written Notice of such Noticing Stockholder’s intent to make such nomination must be given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, not later than (I) with respect to an election to be held at an annual meeting of stockholders, in accordance with the requirements of Section 1.11(B) of these Bylaws, and (II) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement or rescheduling of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s Notice as described above. For the avoidance of doubt, to be in proper written form, such Notice of nomination of any Proposed Nominee for election at a special meeting shall comply with the requirements of Section 1.11(C) through (E) as if such Notice were being submitted in connection with an annual meeting of stockholders.

(B)     To be in proper form, each such Noticing Stockholder’s Notice of nomination shall also set forth, as to each Proposed Nominee: (i) the name, age, business address and residential address of such Proposed Nominee, (ii) the principal occupation and employment of such Proposed Nominee, (iii) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Stockholder shall request in writing from the Secretary prior to submitting Notice and which the Secretary shall provide to such Noticing Stockholder within 10 days after receiving such request, (iv) (a) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such Proposed Nominee, (b) any Derivative Instrument directly or indirectly owned beneficially by such Proposed Nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposed Nominee has a right to vote any shares of any security of the Corporation, (d) any short interest of the Proposed Nominee in a security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such Proposed Nominee that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposed Nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (g) any performance-related fees (other than an asset-based fee) that such Proposed Nominee is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such Notice, including, without limitation, any such interests held by members of such Proposed Nominee’s immediate family sharing the same household (which information shall be supplemented by such Noticing Stockholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (h) any other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (v) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Stockholder shall request in writing from the Secretary prior to submitting Notice and which the Secretary shall provide to such Noticing Stockholder within 10 days after receiving such request) providing that such Proposed Nominee: (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or Proposed Nominee that has not been disclosed to the Corporation; (c) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (d) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (e) intends to serve a full term as a director of the Corporation, if elected; (f) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (g) will tender his or her resignation as a director of the Corporation if the Board determines that such Proposed Nominee failed to comply with the provisions of this Section 2.5 in any material respect, provides such Proposed Nominee notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within 10 business days after delivery of such notice to such Proposed Nominee, (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates, on the one hand, and any Noticing Stockholder or any Stockholder Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Stockholder and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant, (vii) a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries, (viii) such other information regarding each Proposed Nominee as would have been required to be included in a proxy statement filed pursuant to the Proxy Rules of the Securities and Exchange Commission had each Proposed Nominee been nominated, or intended to be nominated by the Board, and (ix) the consent of each Proposed Nominee to serve as a director of the Corporation if so elected.

(C)     In addition to the information required pursuant to the foregoing provisions of this Section 2.5, the Corporation may require any Noticing Stockholder or Proposed Nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Stockholder within 10 days after it has been requested by the Corporation.  In addition, the Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within 10 days following any request therefor from the Board or any committee thereof.
(D)     No person shall be eligible for election as a director of the Corporation unless the person is nominated by a Noticing Stockholder in accordance with the procedures set forth in Section 1.11 and this Section 2.5 or the person is nominated by the Board.  The number of Proposed Nominees a Noticing Stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no Noticing Stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 1.11.  Except as otherwise provided by law, the Chair of the Meeting shall have the power and the duty to determine whether a nomination has been made in accordance with the procedures set forth in these Bylaws, and, if the Chair of the Meeting determines that any proposed nomination was not properly brought before the meeting, the Chair of the Meeting shall declare to the meeting that such nomination shall be disregarded, and no vote shall be taken with respect to such nomination, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(E)     If a Noticing Stockholder provides Notice to the Corporation pursuant to Rule 14a-19(b) under the Exchange Act and such Noticing Stockholder subsequently either (a) notifies the Corporation that such Noticing Stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (b) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Proposed Nominees proposed by such Noticing Stockholder. Upon request by the Corporation, if a Noticing Stockholder provides Notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Stockholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

Section 2.6.     Place of Meetings. The Board may hold its meetings at such place or places, within or without the State of Delaware, as it may from time to time determine. In the absence of any such determination, such meetings shall be held at the principal business office of the Corporation. Any meeting may be held upon direction to the Secretary by the Chair of the Board, or, in his or her absence, by the Lead Independent Director (if any) or the President at any place, provided that notice of the place of such meeting, whether regular or special, shall be given in the manner provided in Section 2.9 of this Article unless such notice is not required by reason of Section 2.7 of these Bylaws.
Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in a meeting pursuant to this Section 2.6 shall constitute presence in person at such meeting.
Section 2.7.     Regular Meetings. Regular meetings of the Board may be held at such time and place as shall from time to time be determined by the Board.  Any regular meeting of the Board may be dispensed with upon order of the Board, or by the Chair of the Board, or, in his or her absence, the Lead Independent Director (if any) or the President if notice thereof is given to each director at least one day prior to the date scheduled for the meeting. If any day fixed for a regular meeting shall be a legal holiday, then such meeting shall be held on the next succeeding business day not a legal holiday. No notice shall be required for any regular meeting of the Board, except that notice of the place of such meeting shall be given (as provided in Section 2.9) if such meeting is to be held at a place other than the principal business office of the Corporation or if the meeting is held on a date other than that established by the Board.
Section 2.8.     Special Meetings. Special meetings of the Board shall be held whenever called by the direction of the Chair of the Board, the President or a majority of the Board then in office.
Section 2.9.     Notice of Special Meetings. Notice of the place, day and hour of every special meeting of the Board and, if required by Section 2.7 of these Bylaws, of a regular meeting of the Board shall be given to each director at least twelve hours before the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, by telephone, telecopier or e-mail, or by delivery to such director personally or to such director’s residence or usual place of business, or by mailing such notice at least three days before the meeting, postage prepaid, to such director at his or her last known post office address according to the records of the Corporation. Except as provided by statute, or by Section 4.3 or Section 7.7 of these Bylaws, such notice need not state the business to be transacted at any special meeting. No notice of any adjourned meeting of the Board need be given. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.6 of these Bylaws.

Section 2.10.    Quorum and Manner of Acting. A whole number of directors equal to at least a majority of the total number of directors as determined by resolution in accordance with Section 2.1, regardless of any vacancies, shall constitute a quorum for the transaction of business at any meeting except to fill vacancies in accordance with Section 2.1 and Section 2.3 of this Article, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board unless otherwise provided by statute or these Bylaws. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum be had. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 2.11.    Chair; Secretary. At each meeting of the Board, the Chair of the Board shall act as Chair.  In the event of the absence or disability of the Chair of the Board, the Lead Independent Director (if any) or in his or her absence or disability, the President or in their absence, a director chosen by a majority of the directors present, shall act as Chair. The Secretary, or in his or her absence or disability, an Assistant Secretary, or any person appointed by the Chair, shall act as Secretary of the meeting.
Section 2.12.    Compensation. Each director except a director who is an active employee of the Corporation in receipt of a salary shall be paid such sums as director’s fees as shall be fixed by the Board. Each director may be reimbursed for all expenses incurred in attending meetings of the Board and in transacting any business on behalf of the Corporation as a director. Nothing in this Section 2.12 shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 2.13.    Indemnification and Insurance. (A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which these Bylaws are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this Bylaw, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Bylaw shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise. The rights conferred upon indemnitees in this Bylaw shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(B)     To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change in Control” as defined in the Corporation’s current equity compensation plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.
(C)     If a claim under paragraph (A) of this Bylaw is not paid in full by the Corporation within 60 days after a written claim pursuant to paragraph (B) of this Bylaw has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is 20 days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(D)     If a determination shall have been made pursuant to paragraph (B) of this Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw.
(E)     The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.
(F)     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. Any amendment, modification, alteration or repeal of this Bylaw that in any way diminishes or adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission that took place prior to such amendment or repeal.
(G)     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (H) of this Bylaw, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.
(H)     The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(I)     If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(J)     For purposes of this Bylaw:
(i) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(ii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.
(K)     Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE III
COMMITTEES
Section 3.1.     Committees of Directors. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such resolution shall specify a designation by which a committee shall be known, shall fix its powers and authority, and may fix the term of office of its members. Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by statute. The Board shall establish the following Committees: the Nominating and Corporate Governance Committee; the Compensation Committee; the Audit Committee; the Finance Committee; and the Executive Committee.
Section 3.2.     Removal; Vacancies. The members of committees of directors shall serve at the pleasure of the Board.  Any member of a committee of directors may be removed at any time and any vacancy in any such committee may be filled by majority vote of the whole Board.
Section 3.3.     Compensation. The Board may by resolution determine from time to time the compensation, if any, including reimbursement for expenses, of members of any committee of directors for services rendered to the Corporation as a member of any such committee.

ARTICLE IV
OFFICERS
Section 4.1.     Number. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. Officers of the Corporation may also include a Controller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers and such other officers as designated by the Board.  One or more persons may hold any two of such offices. The Chief Executive Officer of the Corporation will also serve as the President of the Corporation. Subject to the direction of the Board, the Chief Executive Officer shall have general supervision of the business and affairs of the Corporation and over its officers, employees and agents with such powers and duties incident to being Chief Executive Officer of a corporation, and as are provided for him or her in these Bylaws. In addition, the Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned to him or her by the Board. The Board may add additional titles to any office to indicate seniority or additional responsibility.  Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the Corporation.
Section 4.2.     Election; Term of Office and Qualifications. The officers shall hold office at the discretion of the Board, and each shall hold office until his or her successor shall have been duly elected and shall qualify, or until his or her earlier death or resignation or until he or she shall have been removed in the manner provided in Section 4.3. Any vacancy in any office shall be filled for the unexpired portion of the term by the Board at any regular or special meeting.
Section 4.3.     Removal. Any officer may be removed from office, either with or without cause, by the majority of the whole Board at a special meeting called for that purpose, or at a regular meeting.
Section 4.4.     Salaries. The Board shall have authority to determine any and all salaries of employees of the Corporation. The Board may by resolution authorize a committee of directors (none of whom shall be an officer or employee of the Corporation) to fix any such salaries. Salaries not determined by the Board, or by a committee of directors, may be fixed by the Chief Executive Officer.
Section 4.5.     The President. The President shall have all powers and perform all duties incident to the office of the President as are provided for him or her in these Bylaws and shall exercise such other powers and perform such other duties (in addition to his or her duties as Chief Executive Officer) as may be assigned to him or her by the Board.
Section 4.6.     The Vice Presidents. The Vice Presidents shall have such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board or the President. The Executive Vice Presidents (in order of first designation as an Executive Vice President), in the event of the death or disability of the President, shall perform all the duties of the President and when so acting shall have the powers of the President. In the event of the death or disability of the President and all Executive Vice Presidents, the available Senior Vice President (in order of first designation as a Senior Vice President), or in the event of the death or disability also of all Senior Vice Presidents, the Vice President who is available and was first elected a Vice President prior to all other available Vice Presidents shall perform all the duties of the President and when so acting shall have the powers of the President. A Vice President performing the duties and exercising the powers of the President shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 4.7.     The Assistant Vice Presidents. The Assistant Vice Presidents shall have such powers and perform such duties as may be assigned to them, or any of them, by the Board or the Chief Executive Officer.
Section 4.8.     The Secretary. The Secretary shall keep, or cause to be kept in books provided for the purpose, the minutes of the meeting of stockholders and of the Board and any minutes of committees of the Board; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by statute; shall be custodian of the records and of the corporate seal or seals of the Corporation; and shall cause the corporate seal to be affixed to any document the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed, may attest the same. The Secretary shall have all powers and perform all duties incident to the office of a secretary of a corporation and as are provided for in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned by the Board, or, as to matters not related to the Board, the Chief Executive Officer or, as to matters related to the Board, the Chair of the Board.
Section 4.9.     The Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall exercise such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board, the Chief Executive Officer or the Secretary.
Section 4.10.    The Treasurer. The Treasurer shall have general charge of and general responsibility for all funds, securities, and receipts of the Corporation and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall from time to time be designated in accordance with Section 5.2 of these Bylaws. He or she shall have all powers and perform all duties incident to the office of a treasurer of a corporation and as are provided for him or her in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned to him or her by the Board or the Chief Executive Officer.
Section 4.11.    The Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurer designated by the Treasurer shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall exercise such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board, the Chief Executive Officer or the Treasurer.

Section 4.12.    The Controller. The Controller shall have general charge and supervision of financial reports; he or she shall maintain adequate records of all assets, liabilities and transactions of the Corporation; he or she shall keep the books and accounts and cause adequate audits thereof to be made regularly; he or she shall exercise a general check upon the disbursements of funds of the Corporation; and in general shall perform all duties incident to the office of a controller of a corporation, and shall exercise such other powers and perform such other duties as may be assigned to him or her by the Board or the Chief Executive Officer.
Section 4.13.    The Assistant Controllers. In the absence or disability of the Controller, the Assistant Controller designated by the Controller shall perform all the duties of the Controller and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Controller. The Assistant Controllers shall exercise such other powers and perform such other duties as from time to time may be assigned to them, or any of them, by the Board, the Chief Executive Officer or the Controller.

ARTICLE V
AUTHORITY TO ACT AND SIGN FOR THE CORPORATION
Section 5.1.     Contracts, Agreements, Checks and Other Instruments. Except as may be otherwise provided by statute or by the Board, the President, any Vice President, the Secretary, the Treasurer, and each of them, may make, sign, endorse, verify, acknowledge and deliver, in the name and on behalf of the Corporation, all deeds, leases and other conveyances, contracts, agreements, checks, notes, drafts and other commercial paper, bonds, assignments, bills of sale, releases, reports and all other instruments and documents deemed necessary or advisable by the officer or officers executing the same for carrying on the business and affairs of the Corporation, subject, however, to Section 5.4 relating to stock certificates of the Corporation, to Section 5.5 relating to execution of proxies and to Section 5.6 relating to securities held by the Corporation.
Section 5.2.     Bank Accounts; Deposits; Checks, Drafts and Orders Issued in the Corporation’s Name. Except as otherwise provided by the Board, any two of the following officers: the President, any Vice President, and the Treasurer may from time to time, (1) open and keep in the name and on behalf of the Corporation, with such banks, trust companies or other depositories as they may designate, general and special bank accounts for the funds of the Corporation, (2) terminate any such bank accounts and (3) select and contract to rent and maintain safe deposit boxes with depositories as they may designate and terminate such contracts and authorize access to any safe deposit box by any two employees designated for such purposes, at least one of whom shall be an officer, and revoke such authority. Any such action by two of the officers as specified above shall be made by an instrument in writing signed by such two officers.
All funds and securities of the Corporation shall be deposited in such banks, trust companies and other depositories as are designated by the Board or by the aforesaid officers in the manner hereinabove provided, and for the purpose of such deposits, the President, any Vice President, the Secretary, the Treasurer or an Assistant Treasurer, and each of them, or any other person or persons authorized by the Board, may endorse, assign and deliver checks, notes, drafts, and other orders for the payment of money which are payable to the Corporation. Except as otherwise provided by the Board, all checks, drafts or orders for the payment of money, drawn in the name of the Corporation, may be signed by the President, any Executive or Senior Vice President, the Secretary or the Treasurer or by any other officers or any employees of the Corporation who shall from time to time be designated to sign checks, drafts, or orders on all accounts or on any specific account of the Corporation by an “instrument of designation” signed by any two of the following officers: the President, any Executive or Senior Vice President, and the Treasurer.
Section 5.3.     Delegation of Authority. The Board, the President, any Vice President, the Treasurer or the Secretary may appoint such managers and attorneys and agents of the Corporation (who also may be employees of the Corporation) as may be deemed desirable who shall serve for such periods, have such powers, bear such titles and perform such duties as the Board, the President, any Vice President, the Treasurer or the Secretary may from time to time prescribe.

Section 5.4.     Stock Certificates. All certificates of stock issued by the Corporation shall be executed in accordance with Section 6.1 of these Bylaws.
Section 5.5.     Voting of Stock in Other Corporations. Stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporation by proxy executed in the name of the Corporation by the President, any Executive Vice President or the Treasurer, with the corporate seal affixed and attested by the Secretary.
Section 5.6.     Sale and Transfer of Securities. The President or any Executive or Senior Vice President, the Treasurer or the Secretary are authorized to sell, transfer, endorse and assign any and all shares of stock, bonds and other securities owned by or standing in the name of the Corporation. The executing officers or officer may execute and deliver in the name and on behalf of the Corporation any instrument deemed necessary or advisable by the executing officers or officer to accomplish such transactions.

ARTICLE VI
STOCK
Section 6.1.     Certificates of Stock. Each holder of stock shall be entitled to have a certificate or certificates, certifying the number and kind of shares owned by such stockholder in the Corporation signed by the President or an Executive Vice President and the Secretary and sealed with the seal of the Corporation. Where such certificate is signed by a transfer agent and by a registrar, the signatures of Corporation officers and the corporate seal may be facsimile, engraved or printed. In case any officer who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer of the Corporation, whether caused by death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed the same, or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the Corporation. The certificates for shares of the capital stock of the Corporation shall be in such forms as shall be approved by the Board.
Section 6.2.     Transfer of Stock. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate, properly endorsed, representing the shares to be transferred.
Section 6.3.     Transfer Agents and Registrars. The Corporation may have a transfer agent and a registrar of its stock for different locations appointed by the Board from time to time. The Board may direct that the functions of transfer agent and registrar be combined and appoint a single agency to perform both functions at one or more locations. Duties of the transfer agent, registrar and combined agency may be defined from time to time by the Board. No certificate of stock shall be valid until countersigned by a transfer agent and until registered by a registrar even if both functions are performed by a single agency.
Section 6.4.     Record Dates. The Board shall have power to fix in advance a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action and such record date shall not be more than 60 nor less than 10 days before the date of any meeting, nor more than 60 days prior to any other action.
Section 6.5.     Electronic Securities Recordation. Notwithstanding the provisions of Section 6.1 of this Article VI, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

ARTICLE VII
SUNDRY PROVISIONS
Section 7.1.     Offices. The Corporation’s registered office shall be in the City of Wilmington, County of New Castle. The Corporation may also have other offices at such other places as the business of the Corporation may require.
Section 7.2.     Seal. The corporate seal of the Corporation shall have inscribed thereon the following words and figures:
WestRock Company 2018 Incorporated Delaware. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. A duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.
Section 7.3.     Books and Records. The Board may determine from time to time whether, and, if allowed, when and under what conditions and regulations, the books and records of the Corporation, or any of them, shall be open to the inspection of stockholders, and the rights of stockholders in this respect are and shall be limited accordingly (except as otherwise provided by statute). Under no circumstances shall any stockholder have the right to inspect any book or record or receive any statement for an improper or illegal purpose. Subject to the provisions of statutes relating thereto, the books and records of the Corporation may be kept outside the State of Delaware at such places as may be from time to time designated by the Board.
Section 7.4.     Fiscal Year. Unless otherwise ordered by the Board, the fiscal year of the Corporation shall be twelve calendar months beginning on the first day of October in each year.
Section 7.5.     Independent Public Accountants. The Audit Committee of the Board shall appoint annually an independent public accountant or firm of independent public accountants to audit the books of the Corporation for each fiscal year; this appointment shall be subject to stockholder ratification at the annual meeting next succeeding the appointment.
Section 7.6.     Waiver of Notice. Any stockholder or director may waive any notice required to be given by law or by the provisions of the Certificate of Incorporation or by these Bylaws; provided that such waiver shall be in writing and signed by such stockholder or director or by the duly authorized attorney of the stockholder or director, either before or after the meeting, notice of which is being waived.
Section 7.7.     Amendments. The Board shall have power to make, alter and amend any Bylaws of the Corporation by a vote of a majority of the whole Board at any regular meeting of the Board, or any special meeting of the Board if notice of the proposed Bylaw, alteration or amendment be contained in the notice of such special meeting; provided, however, that no Bylaw shall be deemed made, altered or amended, by the Board unless the resolution authorizing the same shall specifically state that a Bylaw is thereby being made, altered or amended. Except as otherwise provided in these Bylaws or the Certificate of Incorporation, the stockholders of the Corporation may make, alter, amend or repeal any Bylaws of the Corporation at any annual or special meeting at which a majority of the total votes entitled to be cast at such meeting is present in person or by proxy by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting, when notice of any such proposed addition, alteration, amendment or repeal shall have been given in the notice of such meeting; provided, that, notwithstanding anything to the contrary in these Bylaws, Section 1.3, Section 2.1, Section 2.2, the last sentence of Section 2.3, Section 2.4, Section 2.7, Section 2.8, Section 2.9, Section 2.12, Section 3.1, Section 3.2, Section 3.3 or this last sentence of this Section 7.7 may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions may be adopted, by the stockholders of the Corporation only by the affirmative vote of the holders of at least 75 percent of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 7.8.     Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).